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 (11)     Statement re computation of per share earnings

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               EXHIBIT 11--COMPUTATION OF EARNINGS PER COMMON SHARE

               MEDICORE, INC. AND SUBSIDIARIES


                                                        1995         1994        1993
                                                     ----------   ----------  ----------
               PRIMARY

               Weighted average common
                 shares outstanding                   5,454,940   5,120,913    4,564,940

               Net effect of dilutive
                 stock options - based on
                 the modified treasury stock
                 method for 1995 and the
                 treasury stock method for
                 1994 using average market price        474,275     193,348
                                                     ----------  ----------
                                                      5,929,215   5,314,261    4,564,940
                                                     ==========  ==========   ==========

               Net income                            $2,251,271  $  864,108   $   18,145
                                                     ==========  ==========   ==========

               Net income per share                  $      .38  $      .16   $        -
                                                     ==========  ==========   ==========

               FULLY DILUTED

               Weighted average common
                  shares outstanding                  5,454,940

               Net effect of dilutive stock
                  options-based on the modified
                  treasury stock method using
                  ending market price                   505,155
                                                     ----------
                                                      5,960,095
                                                     ==========
               Net income                            $2,251,271
                                                     ==========

               Net income per share                  $      .38
                                                     ==========

               Note: Fully diluted earnings per common share were the same as primary earnings per common share and are not presented for 1994 and 1993.